Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 5 AND CONSENT

AMENDMENT NO. 5 AND CONSENT dated as of May 11, 2011 (“Amendment No. 5”) to the Credit Agreement dated as of February 9, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Spansion LLC, a Delaware limited liability company (the “Borrower”), Spansion Inc., a Delaware corporation (“Holdings”), Spansion Technology LLC, a Delaware limited liability company (“Spansion Technology” and together with Holdings, the “Guarantors”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Barclays Bank PLC, as Administrative Agent (“Administrative Agent”), Collateral Agent (“Collateral Agent”) and Documentation Agent, Barclays Capital, as Joint Lead Arranger and Joint Book Runner, and Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Book Runner and Syndication Agent and Amendment No. 2 to the Pledge and Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) among Holdings, Spansion Technology, the Borrower, certain of their subsidiaries party thereto, and Collateral Agent.

The Borrower, the Guarantors, the Lenders party hereto, the Collateral Agent (with respect to the Pledge and Security Agreement) and Morgan Stanley Senior Funding, Inc, as the arranger in connection with this Amendment No. 5 (the “Amendment Arranger”), with the acknowledgement of the Administrative Agent wish to amend, in certain respects, the Credit Agreement and the Pledge and Security Agreement and accordingly the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 5 and not otherwise defined are used herein as defined in the Credit Agreement (as amended hereby).

Section 2. Amendments to the Credit Agreement. Effective as of the Amendment No. 5 Effective Date (as defined in Section 8 hereof), the Credit Agreement shall be amended as follows:

2.01. Definitions, etc.

A. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder,” “hereby,” “herein,” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

B. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical location:

“Amendment No. 5” means Amendment No. 5 to this Agreement dated as of May 11, 2011.

“Amendment No. 5 Effective Date” means the date as of which Amendment No. 5 shall become effective pursuant to, and to the extent set forth in, Section 8 thereof.

C. The definition of “Available Amount” in Section 1.01 of the Credit Agreement shall be amended by (i) replacing the reference to “all full fiscal years ending after the Amendment No. 4 Effective Date” therein with “the fiscal year ending December 26, 2010 (calculated from the first full fiscal quarter immediately following Emergence in the case of the fiscal year ending December 26, 2010) and each full fiscal year thereafter” and (ii) replacing the reference to “Section 7.06(l)(ii)” therein with “Section 7.06(n)(ii)”.

E. The definition of “Cash Equivalents” in Section 1.01 of the Credit Agreement shall be amended by (i) replacing the reference in clause (a) thereof to “360 days” with “24 months”, and (ii) replacing clauses (f) and (g) thereof in their entirety with the following:

“(f) commercial paper or variable or fixed rate notes issued by, or guaranteed by, an issuer having a rating of at least Aa2 or AA from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of acquisition thereof;

(g) shares of any money market mutual or similar fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (f) above, (ii) has net assets of not less than $500,000,000, and (iii) has a rating of at least P-1 or A-1 from either Moody’s or S&P respectively; and

(h) in the case of a foreign Subsidiary, substantially similar investments to those referenced in clauses (a) through (g) above, of comparable credit quality (taking into account the jurisdictions where such foreign Subsidiary is in business), denominated in the currency of any jurisdiction in which such Person conducts business.”

2.02. Optional Prepayments. Section 2.03(a) of the Credit Agreement shall be amended by replacing the reference to “the Amendment No. 4 Effective Date” therein with “the Amendment No. 5 Effective Date”.

2.03. Indebtedness. Section 7.02(f) of the Credit Agreement shall be amended by replacing the reference in clause (ii) thereof to “$15,000,000” with “$30,000,000”.

2.04. Investments. Section 7.03 of the Credit Agreement shall be amended by (i) replacing the reference in clause (b) thereof to “$1,000,000” with “$5,000,000” and (ii) replacing the reference in clause (k) thereof to “$25,000,000” with “$50,000,000”.

2.05. Dispositions. Section 7.05 of the Credit Agreement shall be amended as follows:

(i) Clause (a) thereof shall be amended in its entirety to read as follows:

“Dispositions of obsolete or worn out property, or property no longer used or useful in the business of the Borrower or its Subsidiaries;”

(ii) Clause (c) thereof shall be amended in its entirety to read as follows:

“(i) a Disposition of the facility in Suzhou, China, (ii) the Elpida Sale, (iii) a Disposition of the Borrower’s headquarters property located in Sunnyvale, California, and (iv) a Disposition of 100% of the Borrower’s Equity Interests in Cerium Laboratories, LLC; provided, that such Disposition of Equity Interests shall (x) be for fair market value and, if such Disposition exceeds $1,000,000, certified as such to the Administrative Agent by a Responsible Officer of the Borrower, and (y) not exceed $5,000,000;”

(iii) Clause (g) thereof shall be amended by deleting “and” at the end thereof;

(iv) Clause (h) thereof shall be amended by (a) replacing the reference in clause (y) of the first proviso therein to “$100,000,000” with “$150,000,000”, (b) replacing the reference in clause (y) of the first proviso therein to “10%” with “15%”, and (c) replacing the period at the end thereof with a semi-colon;

(v) New clauses (i) and (j) shall be inserted immediately following clause (h) thereof, to read as follows:

“(i) Equipment or Inventory that is consigned to partners, suppliers or subcontractors in connection with the provision of services or products to the Borrower or its Subsidiaries in the ordinary course of business provided that title to such Equipment or Inventory is retained by the Borrower or its Subsidiaries; and

(j) Dispositions of Equipment through fair value exchange transactions in the ordinary course of business in an amount not to exceed $75,000,000 in the aggregate; provided, that, concurrently with any such Disposition that exceeds $1,000,000, the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower confirming that the fair market value of the Equipment received in such transaction is at least equal to the fair market value of the Equipment Disposed of in such transaction.”

2.06. Restricted Payments. Section 7.06 of the Credit Agreement shall be amended as follows:

(i) Clause (l) thereof shall be amended by deleting “and” at the end thereof; and

(ii) Clause (m) thereof shall be amended in its entirety to read as follows:

“(m) Restricted Payments by the Borrower in connection with (i) the acquisition of certain claims (in the form of claims, claim participations, notes or otherwise) filed in the Cases against the Borrower and/or one or more of its Affiliates and held by affiliates of Silver Lake Sumeru Fund, L.P. in an amount not to exceed $30,000,000 in the aggregate and (ii) the acquisition of certain claims (in the form of claims, claim participations, notes or otherwise) filed in the Cases against the Borrower and/or one or more of its Affiliates in an amount not to exceed $30,000,000 in the aggregate; and

(n) Restricted Payments by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.06 not to exceed (i) $30,000,000, plus (ii) so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Restricted Payments up to the Available Amount.”

2.07. Amendment, Etc. of Revolving Credit Loan Documents and other Indebtedness. Section 7.16 of the Credit Agreement shall be amended by replacing “except for any refinancing, refunding, renewal, extension or amendment thereof permitted by Section 7.02(d) or that would, in any respect, be materially adverse to the Lenders” with “except, in each case, for any refinancing, refunding, renewal, extension or amendment thereof permitted by Section 7.02(d) that would not, in any respect, be materially adverse to the Lenders”.

2.08. Replacement of Lenders. Section 11.13 of the Credit Agreement shall be amended by (i) replacing the reference in clause (b) thereof to “Amendment No. 4 Effective Date” therein to “Amendment No. 5 Effective Date” and (ii) inserting the following at the end thereof:

“In the event any replaced Lender fails to execute the agreements required under Section 11.06 in connection with an assignment pursuant to this Section 11.13, such Lender shall be deemed to have executed such agreements two (2) Business Days following notice by the Borrower to such Lender of such failure.”

Section 3. Amendments to the Pledge and Security Agreement. Effective as of the Amendment No. 5 Effective Date, the Pledge and Security Agreement shall be amended as follows:

3.01. Release; Termination. Section 3.07 of the Pledge and Security Agreement shall be amended by adding the following clause (c) to the end thereof:

“(c) If any Loan Party proposes to enter into a Japanese Receivables Credit Facility as permitted under the Credit Agreement, then concurrently with the closing of such Japanese Receivables Credit Facility, Collateral Agent shall (i) release its security interest in such Loan Party’s receivables and proceeds thereof, including related deposit accounts (the “Japanese Collateral”) and (ii) execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of Collateral Agent’s security interest in the Japanese Collateral.”

3.02. Deposit Accounts. Section 4.01(f) of the Pledge and Security Agreement shall be amended by (i) replacing the reference to “$100,000” therein with “$250,000” and (ii) replacing the reference to “$250,000” therein with “$1,000,000”.

3.03. Letter-of-Credit Rights. Section 4.01(i) of the Pledge and Security Agreement shall be deleted in its entirety and replaced with “[Reserved]”.

Section 4. Consents; Sunnyvale Property Transaction. Effective as of the Amendment No. 5 Effective Date, the Lenders party hereto agree that:

(a) the Loan Parties may enter into an amendment to and consent under the Revolving Credit Agreement that is comparable to this Amendment No. 5;

(b) the Borrower may acquire certain claims (in the form of claims, claim participations, notes or otherwise) filed in the Cases against the Borrower and/or one or more of its Affiliates and may distribute or assign to Holdings all Equity Interests of Holdings acquired by or issued to the Borrower pursuant to such claims notwithstanding anything to the contrary in the Loan Documents including, without limitation, any limitations on Investments, Dispositions, transactions with Affiliates, or limitations on amendments to or variations from the Plan; provided, that (i) the payment of the purchase price for such claims shall be deemed to be a Restricted Payment under Section 7.06(m) or (n) of the Credit Agreement, and (ii) prior to making such payment, the Borrower shall deliver to Administrative Agent a fairness opinion of a nationally recognized independent financial advisor with respect to such transaction. Such transactions with respect to such claims shall not be subject to any notice requirements or collateral perfection requirements under the Loan Documents;

(c) notwithstanding Section 11.13(a) of the Credit Agreement, the Borrower shall not be required to pay the Administrative Agent the assignment fee specified in Section 11.06(b)(ii)(B) for the replacement of any Lenders in connection with this Amendment No. 5 pursuant to Sections 11.01 and 11.13; and

(d) in anticipation of any sale of the Borrower’s headquarters property located in Sunnyvale, California as permitted under Section 7.05(c) of the Credit Agreement (the “Sunnyvale Property Transaction”), at the Borrower’s request which shall be made by the Borrower not earlier than three months prior to the anticipated effective date of the Sunnyvale Property Transaction, Collateral Agent shall promptly execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence and effect a release of Collateral Agent’s security interest in and lien on such property, including, without limitation, reconveyance documents and UCC-3 termination statements each in appropriate form for recording in the County Recorder’s Office for the County of Santa Clara, California (collectively, the “Sunnyvale Release Documents”). The Sunnyvale Release Documents shall be deposited into escrow with the title company handling the Sunnyvale Property Transaction and such title company shall be instructed to not release or record such Sunnyvale Release Documents, and such Sunnyvale Release Documents shall not be deemed to be effective, until the closing of the Sunnyvale Property Transaction. If the Sunnyvale Property Transaction does not occur within six months following the deposit of the Sunnyvale Release Documents into escrow, such Sunnyvale Release Documents shall be deemed to be of no further force and effect and returned to Collateral Agent.

Section 5. Repricing Amendments. Effective as of the Repricing Effective Date (as defined in Section 9 hereof), Section 1.01 Credit Agreement (as in effect on the Amendment No. 5 Effective Date) shall be further amended as follows:

A. The definition of “Applicable Rate” shall be deleted in its entirety and replaced with the following:

“Applicable Rate” means 2.50% per annum for any Base Rate Loan and 3.50% per annum for any Eurodollar Rate Loan.

B. The definition of “Base Rate” shall be amended by replacing all references to “2.75%” therein with “2.25%”.

C. The definition of “Eurodollar Rate” shall be amended by replacing all references to “1.75%” therein with “1.25%”.

Section 6. Representations and Warranties. The Borrower represents and warrants to the Agents, the Amendment Arranger and each of the Lenders that (a) the representations and warranties set forth in Article V of the Credit Agreement and in each Loan Document shall be true and correct in all material respects on and as of each of the Amendment No. 5 Effective Date and the Repricing Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (b) as of each of the Amendment No. 5 Effective Date and the Repricing Effective Date, no Default or Event of Default exists immediately prior to giving effect to this Amendment No. 5 and no Default or Event of Default shall exist immediately after giving effect to this Amendment No. 5.

Section 7. Confirmation of Loan Documents. As of each of the Amendment No. 5 Effective Date and the Repricing Effective Date, each of the Loan Parties party hereto confirms and ratifies all of its respective obligations under the Credit Agreement as amended hereby and the Loan Documents to which it is a party (including its respective obligations as a Guarantor under the Guaranty) and the Liens granted by it under the respective Loan Documents (as amended hereby).

Section 8. Conditions Precedent to Amendment and Consent Effectiveness. This Amendment No. 5 (other than Section 5 of this Amendment No. 5) shall become effective as of the date (the “Amendment No. 5 Effective Date”) on which each of the following conditions precedent shall have been satisfied as determined by the Amendment Arranger or the Administrative Agent, as applicable, in its sole reasonable discretion:

(a) Amendment No. 5. The Amendment Arranger shall have received, with a copy to the Administrative Agent, (i) one or more counterparts of this Amendment No. 5 duly executed by the Borrower, the Guarantors and the Required Lenders (as verified by the Administrative Agent following receipt of such counterparts from the Amendment Arranger) and (ii) a certificate signed by a Responsible Officer of the Borrower and each other Loan Party, as of the Amendment No. 5 Effective Date, certifying (x) the truth of the representations and warranties contained in Article V of the Credit Agreement or any other Loan Document in all material respects on and as of the Amendment No. 5 Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (y) that there has been no event or circumstance since December 26, 2010 that has or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse

Effect other than as a result of the Cases or as described in the Disclosure Statement or in the Borrower’s filings with the SEC made prior to the Closing Date.

(b) Amendment to the Revolving Credit Agreement. The Amendment Arranger shall have received, with a copy to the Administrative Agent, fully executed copies of the amendment to and consent under the Revolving Credit Agreement in substantially final form and substance reasonably satisfactory to the Amendment Arranger.

(c) Fees. The Agents and the Amendment Arranger (including their respective Affiliates) shall have received from the Borrower payment in immediately available funds of all reasonable out-of-pocket costs and expenses of the Agents and the Amendment Arranger (including reasonable fees and out-of-pocket expenses of counsel for the Amendment Arranger) accrued and outstanding on the Amendment No. 5 Effective Date, including in connection with this Amendment No. 5, as required by Section 11.04 of the Credit Agreement.

Section 9. Conditions Precedent to Repricing Effectiveness. Section 5 of this Amendment No. 5 shall become effective as of the date (the “Repricing Effective Date”) on which each of the following conditions precedent shall have been satisfied as determined by the Amendment Arranger or the Administrative Agent, as applicable, in its sole reasonable discretion:

(a) Lender Consent. The Amendment Arranger shall have received one or more counterparts of this Amendment No. 5 duly executed by each Lender (as verified by the Administrative Agent following receipt of such counterparts from the Amendment Arranger).

(b) Officer’s Certificate. The Amendment Arranger shall have received, with a copy to the Administrative Agent, a certificate signed by a Responsible Officer of the Borrower and each other Loan Party, as of the Repricing Effective Date, certifying (x) the truth of the representations and warranties contained in Article V of the Credit Agreement or any other Loan Document in all material respects on and as of the Repricing Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (y) that there has been no event or circumstance since December 26, 2010 that has or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than as a result of the Cases or as described in the Disclosure Statement or in the Borrower’s filings with the SEC made prior to the Closing Date.

(c) Fees. The Borrower shall have paid (i) to the Administrative Agent, for the ratable account of the Lenders immediately prior to the Repricing Effective Date, the prepayment premium pursuant to Section 2.03(a) of the Credit Agreement based upon the amount of Loans outstanding as of the Repricing Effective Date and (ii) to the Amendment Arranger, the arrangement fee required to be paid in connection with this

Amendment No. 5, and to the Agents and Arranger, all reasonable out-of-pocket expenses not previously reimbursed.

Section 10. Miscellaneous. Except as herein provided, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. This Amendment No. 5 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed as of the date first above written.

BORROWER:

SPANSION LLC, a Delaware limited liability company, on behalf of itself and the Subsidiary Grantors (as defined in the Pledge and Security Agreement)

By: /s/ James P. Reid
Name: James P. Reid
Title: EVP, Sales & Marketing

GUARANTORS:

SPANSION INC., a Delaware corporation, on behalf of itself and the Subsidiary Grantors (as defined in the Pledge and Security Agreement)

By: /s/ James P. Reid
Name: James P. Reid
Title: EVP, Sales & Marketing

SPANSION TECHNOLOGY LLC, a Delaware limited liability company

By: /s/Carmine R. Renzulli
Name: Carmine R. Renzulli
Title: Vice President & Secretary

MORGAN STANLEY SENIOR FUNDING, INC.,
as Amendment Arranger

By: /s/ Michael Monk
Name: Michael Monk
Title: Authorized Signatory

BARCLAYS BANK PLC, as Collateral Agent

By: /s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Vice President

ACKNOWLEDGED:

BARCLAYS BANK PLC, as Administrative Agent

By: /s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Vice President

LENDERS:

The executed signature pages of the Lenders to Amendment No. 5 and Consent are on file with the Administrative Agent.